Exhibit 99.1

Ubiquiti Networks Announces Special Dividend

San Jose – (Marketwire) 12/14/12 – Ubiquiti Networks, Inc. (NASDAQ: UBNT), a next-generation communications technology company, today announced that its Board of Directors has authorized a special cash dividend of $0.18 per share to be paid on December 28, 2012 to stockholders of record as of December 24, 2012.

Ubiquiti Networks is a next-generation communications technology company that designs and manufactures proprietary technologies. Since 2005, Ubiquiti's products and solutions have bridged the digital divide between emerging and developed markets by fundamentally changing the economics of deploying high performance networking solutions in underserved and underpenetrated markets globally. Our technology platforms airMAX™, UniFi™, airFiber™, airVision™, mFi™ and EdgeMAX™, focus on delivering industry-leading performance, compelling price-performing characteristics and an unparalleled user experience. Ubiquiti has reduced high product and network deployment costs and other business model inefficiencies to enable rapid market adoption of their products and solutions in emerging markets. For more information visit http://www.ubnt.com/.

Contact:

The Abernathy MacGregor Group

Amy Feng / asf@abmac.com / 213-630-6550